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                                   EXHIBIT 1



                 [COVER LETTER TO ACCOMPANY DEFINITIVE PROXY OR
                 CONSENT SOLICITATION STATEMENT FOR INVESTORS]



Dear Investor:



Enclosed please find a copy of the Definitive Consent or Proxy Solicitation Statements (the "Statements") for each of the proprietary limited partnerships (NYLOG I, II and III, NYLIFE Energy Investors, NYLIFE Realty Income Partners, NYLIFE Government Mortgage Plus) in which you are the owner as of the Record Date (May 14, 1996). IT IS IMPORTANT THAT YOU READ CAREFULLY EACH OF THE ENCLOSED STATEMENTS IN ITS ENTIRETY AND PROMPTLY RETURN THE ENCLOSED CONSENT OR PROXY FORMS. The enclosed Statements supersede the Preliminary Consent or Proxy Solicitation Statements sent to you at the end of March. Those Statements were accompanied by a Notice of a Proposed Settlement of a Class Action in relation to these Partnerships.



Each of these limited partnerships is soliciting your consent or vote to dissolve, wind up, liquidate and terminate the respective partnerships, and with respect to NYLOG I partnerships to approve certain amendments to the partnership agreements in connection with such liquidation. The proposals are set forth in greater detail in the Statements. In order for the class members to receive the full monetary benefits of the class action settlement, approval of the proposals is necessary.



Also enclosed is a consent or proxy form for each partnership in which you own units. Liquidation of each partnership requires the approval by the requisite vote of limited partners of record on the Record Date, as more fully described in the Statements. REGARDLESS OF THE NUMBER OF UNITS HELD, IT IS IMPORTANT THAT YOU VOTE YOUR UNITS BY SIGNING, DATING AND MAILING THE ENCLOSED CONSENT OR PROXY FORM(S) PROMPTLY IN THE ENCLOSED ENVELOPES. TO ENSURE THAT YOUR VOTE IS COUNTED, YOUR CONSENT OR PROXY FORM(S) MUST BE RECEIVED NO LATER THAN JULY 1, 1996. IN ADDITION, IF YOU OWN UNITS IN MORE THAN ONE PARTNERSHIP, YOU WILL NEED TO SIGN, DATE AND MAIL A WRITTEN CONSENT OR PROXY FOR EACH LIMITED PARTNERSHIP IN WHICH YOU HOLD UNITS.



If you have questions, please call the toll-free number at 1-800-278-4117.



Sincerely,



/s/ KEVIN M. MICUCCI

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Kevin M. Micucci
President